EXHIBIT 99.1

For Immediate Release	For more information:
	Contact:	Michael Doherty
	Phone:	949-673-1907
	Email:	mdoherty@trestlecorp.com

MAURIZIO VECCHIONE NAMED TRESTLE CHIEF EXECUTIVE OFFICER;
BARRY HALL NAMED TRESTLE PRESIDENT AND CHIEF FINANCIAL OFFICER

IRVINE, Calif., July 19, 2004 – Trestle Holdings, Inc. (OTCBB:TLHO - News), a supplier of digital imaging and telemedicine applications, announced today that veteran high-growth technology executive Maurizio Vecchione has been named Chief Executive Officer.  Mr. Vecchione brings extensive expertise in imaging and image processing technologies, and over twenty years of experience in creating significant shareholder value for high-growth technology companies.  In addition, Barry Hall has been named President and Chief Financial Officer.  Mr. Hall brings over twenty years financial and senior management experience, and has served in senior executive financial and operational roles for a variety of publicly and privately held technology companies.

Michael Doherty, Chairman of the Board, said “We are very pleased to have Maurizio and Barry leading Trestle’s executive team.  Their capital market experience, professional management leadership skills, and track record of accomplishment will allow Trestle to position itself for significant growth, expanded vision and market leadership.”

In accepting the position of CEO, Vecchione stated, “I look forward to the challenge and opportunity of Trestle, and am excited to help provide the vision and strategies to make digital pathology a widespread reality.  Health and life sciences are reaching a critical point in the transformation to digital practices, and Trestle has the potential to radically transform the practice of pathology in both clinical and pharmaceutical settings.  Trestle has established a strong foundation of quality customers, products and intellectual property, and we expect to leverage these core strengths to accelerate the implementation of digital pathology throughout the medical, pharmaceutical and biotechnology markets.”

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Barry Hall, newly appointed President and CFO, stated “I am pleased to be joining a company with such a strong foundation for growth.  We expect to continue Trestle’s track record of revenue growth by broadening the Company’s product and service offerings, expanding its sales channels and entering new market segments.”

Maurizio Vecchione has a strong record of creating shareholder value during over twenty years focusing on high-growth technology businesses, including extensive expertise in image processing technologies. His career highlights include co-founding, in 1988, ModaCAD Inc., a pioneer of image processing and rendering for industrial applications.  He led the company to profitability and through its 1996 initial public offering.  In 1999, following a secondary offering in which Intel became one of the company’s largest investor, he guided the company (renamed Styleclick) in its transition from a software and hardware products provider into a service provider.  Subsequently, he directed the company’s sale to USA Networks (now InterActive Corporation) in 2000 for approximately $480 million.  Mr. Vecchione also led the 2002 spin-out, capitalization and early stage development of Microwave Photonics, a subsidiary of British Telecom that is developing a new class of switch for wireless applications.

Mr. Vecchione has been recognized with many awards including British Telecom’s “Corporate Innovation” award, two nominations for Ernst & Young’s  “Entrepreneur of the Year” award, twice awarded Deloitte & Touche’s “Fast 50”, the “DemoGOD” award from IDG-Demo Mobile, and Frost & Sullivan’s “Technology of the Year” award.

Barry Hall brings a strong accounting and financial background with more than twenty years in senior executive roles in technology companies.  Mr. Hall career highlights include serving as Chief Financial Officer and Chief Operations Officer of Microwave Photonics, and as Executive Vice President and Chief Financial Officer of Styleclick.  He was Executive Vice President and Chief Financial Officer of EarthLink Network from 1996 to 1997, from its start-up through initial public offering.  He also served as Chairman and Chief Executive Officer of California Amplifier, Inc. from 1989 to 1994, a publicly-held manufacturer of satellite television and wireless cable amplifiers.  Mr. Hall was Vice President Finance and Chief Financial Officer of LA Cellular from 1987 to 1989, and was Vice President Finance and Treasurer, Chief Financial Officer of Applied Solar Energy Corporation from 1983 to 1987, a manufacturer of solar cells and solar panels for satellites and space applications.  At Applied Solar Energy Corporation he completed the company’s initial public offering and the sale of the company to Stauffer Chemical Company.

Crosby Haffner is resigning as the Company’s interim President to continue his work in investment banking with Doherty and Company and as a management consultant.  Mr. Haffner will continue to consult with the company.  Gary Freeman, is resigning from the position of interim CFO to continue full time his work as a partner with Kellogg and Andelson, an independent accounting and consulting firm, and will continue to consult with the company.  Both Mr. Vecchione and Mr. Hall are expected to provide transition services to Microwave Photonics for up to 6 months.

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach™, MedMicro and MedScan™, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products, MedMicro and MedScan, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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